Exhibit 23
to Form 10-K

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated May 15, 2001 included in this Form 10-K for the year ended March 31, 2001, into Synthetech, Inc.'s previously filed Registration Statement Nos. 33-45913 and 33-64621.

Arthur Andersen LLP

Portland, Oregon,

June 8, 2001